UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 2, 2012

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation or organization)	File No.)	identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 2, 2012, Zynga Inc. (the “Company”) filed a Current Report on Form 8-K with the United States Securities and Exchange Commission (the “Prior 8-K”), in which the Company disclosed that it had entered into a Purchase and Sale Agreement, dated March 2, 2012 (the “Agreement”), to purchase its corporate headquarters, located in San Francisco, California (the “Property”), for $228 million from 650 Townsend Associates LLC (the “Seller”). The Agreement was filed as Exhibit Number 2.1 to the Prior 8-K.

In accordance with the provisions of the Agreement, on March 26, 2012, the Company designated Big Dog Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Subsidiary”), as the entity that would take and hold record title to the Property at the close of escrow under the Agreement. On April 2, 2012, escrow closed under the Agreement, and the Subsidiary acquired record title to the Property.

In connection with the Subsidiary’s acquisition of record title to the Property on April 2, 2012, the Company and the Subsidiary entered into a Lease Termination Agreement (the “Termination Agreement”). Pursuant to the terms of the Termination Agreement, the Company’s Office Lease with the Seller, originally entered into on September 24, 2010, terminated effective as of April 2, 2012.

The foregoing description of the Termination Agreement is a summary, is not complete, and is qualified in its entirety by reference to the actual Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

10.1	Lease Termination Agreement, dated April 2, 2012, by and between Zynga Inc. and Big Dog Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: April 5, 2012	By:	/s/ David M. Wehner
David M. Wehner
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Lease Termination Agreement, dated April 2, 2012, by and between Zynga Inc. and Big Dog Holdings LLC